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                                                                   EXHIBIT 10.6

                           EMPLOYMENT AGREEMENT

     AGREEMENT, made the 12th day of May, 1999, by and between S.M.A. Video, Inc., a New York corporation having an office at 100 Avenue of the Americas, New York, New York ("SMA") and Larry Trosko, residing at 76 Wisseman Road, Lagrangeville, New York ("Trosko").

                               WITNESSETH:

     WHEREAS, SMA is engaged in the business of film and videotape editing for commercial use (the "business"); and

     WHEREAS, Trosko has extensive experience providing film-to-tape and tape-to-tape color correction services; and

     WHEREAS, SMA wishes to employ the services of Trosko and Trosko wishes to provide such services for SMA upon the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   SERVICES TO BE SUPPLIED BY TROSKO.

     SMA hereby employs Trosko to provide film-to-tape and tape-to-tape color correction services. Trosko shall devote his services to the business, exclusively, on a full-time basis and shall not be otherwise employed during the term of this agreement in providing film-to-tape and tape-to-tape color correction services or in any other capacity without the express written consent, in advance, of SMA. Such consent may be withheld for any reason or for no reason in the sole discretion of SMA.



     2.   COMPENSATION; BENEFITS.

          (a) Salary. SMA shall pay to Trosko an annual minimum salary (the "Salary") of $175,000.00, during the term of this Agreement. The Salary shall be paid in bi-weekly installments, from which shall be deducted all Federal, state and city withholding taxes and such other amounts as may be required by law or agreed upon between the parties. The Salary shall be for a 40 hour week. In the event that Trosko is required to work overtime, he shall be paid one and one-half times his hourly salary until he is entitled to Commissions, as set forth in (c) below, at which time Trosko shall not be entitled to overtime pay.

          (b) Benefits. SMA will provide medical coverage for Trosko to the extent of medical coverage in effect for SMA employees in accordance with its health plan (the benefits may change based upon a number of factors and no guarantee is made as to the extent of the benefits or that the medical plan at any time shall be the best coverage available). Trosko shall also be entitled to, paid sick days and personal days in accordance with the policy of SMA's employment manual, and three weeks of paid vacation per year, subject to scheduling with SMA's personnel department.

          (c) Commission. In addition to Salary, Trosko shall be paid a commission at the rate of ten (10%) percent of all Trosko Billings (as hereinafter defined), in excess of $350,000.00 per year. "Trosko Billings" shall mean all billings (which shall be at the basic room rate less discounts to customers) by SMA, for work performed by Trosko. Commission payments shall be due and payable to Trosko within thirty (30) days after the end of each calendar quarter for the three month period immediately preceding the end of the quarter. A computation of the commission payments will be delivered to Trosko, together with payment of commissions then due to the extent that same have actually been received by SMA. If Trosko disputes any

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computation, a written objection must be presented to SMA not later than thirty
(30) days after the delivery of the computation to Trosko. Thereafter, Trosko shall be deemed to have accepted the computation and shall have no further right to dispute same. No commission shall be payable to Trosko unless and until the amount billed has been paid to SMA.

     3.   CONFIDENTIALITY; NON-COMPETITION.

          (a) All information concerning SMA, including by way of illustration and not limitation, its clients, its day-to-day operations, its assets and liabilities and technological secrets, which Trosko may become privy to by virtue of his employment is strictly confidential and is not to be disclosed to any person or entity.

          (b) This agreement of confidentiality and non-competition is a material and substantial inducement for SMA to enter into this Employment Agreement, shall be enforceable in law and/or in equity and shall survive the termination of this Agreement.

     4.   TERM.

          The term of this agreement shall be five (5) years, commencing on the date hereof.

     5.   TERMINATION.

          a)    SMA may terminate this agreement for cause:

                i) in the event of the dishonesty, theft, disclosure of confidential matters to others or other malfeasance of Trosko; or

                ii) in the event of Trosko's death or disability rendering him unable to carry out his duties hereunder for a period of two (2) months or longer; or

                iii) in the event that Trosko shall fail to carry out his duties hereunder in a professional and competent manner, in the sole judgment of Michael Morrissey and/or David Satin.

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          b)    If this agreement shall be terminated for cause, Trosko shall have no rights whatsoever under this agreement, or to the use of the offices of SMA or any of the files, data or equipment contained in the office, except that, within forty-eight (48) hours after termination, Trosko shall be permitted to remove any personal property belonging to him.

          c) Within sixty (60) days after termination, SMA shall prepare and deliver to Trosko a list of commissions which are claimed to be due from SMA. If Trosko disputes the list, it shall prepare and deliver its list of commissions to SMA. If the parties cannot thereafter resolve their differences, same shall be submitted to arbitration in accordance with Article 7. In no event shall commissions be payable to Trosko unless and until the billings upon which they are based have been paid.

     6. TERMINOLOGY.

     All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, singular or plural as the identity of the person or persons may require. Titles of Articles are for convenience only, and neither limit nor amplify the provisions of the agreement itself.

     7. BINDING EFFECT; GOVERNING LAW.

     This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their successors and any permitted assigns. This agreement shall be governed by the laws of the State of New York. Any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted at the New York City offices of the American Arbitration Association.

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     8.   INTEGRATED AGREEMENT; MODIFICATION.

          This agreement reflects the full understanding of the parties with respect to the subject matter hereof and all prior understandings and agreements are merged herein. This agreement may be modified only by an agreement in writing signed by each of the parties hereto or their respective successors in interest.

     9.   NOTICES.

          Any notice or demand which, under the provisions of this agreement or otherwise, must or may be given or made by any party hereto, shall be in writing, and may be given or made by personal delivery or by mailing the same by certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth or such other address as such party may designate in writing by notice given pursuant to the provisions hereof. Any notice given hereunder by mail shall be deemed delivered five (5) days after being deposited in a United States general or branch post office, enclosed in a certified, prepaid wrapper, addressed as hereinabove provided.

     IN WITNESS WHEREOF the parties have executed this agreement the day and year first above written.

                                         S.M.A. Video, Inc.

                                         By: /s/ Michael Morrissey
                                            ----------------------
                                            Michael Morrissey, Pres.

                                            /s/ Larry Trosko
                                            ----------------------
                                            Larry Trosko

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